Exhibit 3.21

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NISKA GS HOLDINGS I, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                    The name of the limited partnership is Niska GS Holdings I, L.P. (the “Partnership”)

SECOND:              The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the third paragraph and inserting in lieu thereof a new third paragraph to read as follows:

3.  The name and mailing address of the general partner is:

Niska US GP LLC

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: General Counsel

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of June 21, 2010.

GENERAL PARTNER:

Niska US GP LLC

By:	Niska Gas Storage Partners LLC, its
sole member

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel
& Corporate Secretary